UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On December 14, 2016, KemPharm, Inc., or the Company, issued a press release announcing the results of its Phase I proof-of-concept clinical trial of KP415, the Company's prodrug, extended release, or ER, d-threo-methylphenidate, or d-MPH, product candidate for the treatment of attention deficit hyperactivity disorder, or ADHD.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01          Other Events.

In the press release described above, on December 14, 2016, the Company announced the results of its Phase I proof-of-concept clinical trial of KP415, or KP415.101. KP415.101 was designed to assess the relative pharmacokinetic, or PK, of 32 mg of KP415 compared with 36 mg of Concerta® after oral administration under fasted conditions. Twenty-four healthy volunteers were enrolled in and completed this open-label, single-dose, two-treatment, two-period, cross-over PK clinical trial. Dosing levels in each treatment did not contain equivalent amounts of d-MPH: 36 mg Concerta contains approximately 12% more d-MPH than 32 mg KP415.

After KP415 dosing, the mean peak plasma concentration, or Cmax, of d-MPH was similar to Concerta at a median time to Cmax, or Tmax, of 3 hours for KP415 and 6 hours for Concerta. When the area under curve, was normalized for dose differences of d-MPH content, they were nearly identical between treatments. The mean terminal elimination plasma half-life of d-MPH was 12 hours for KP415 versus 4 hours for Concerta.

Plasma concentrations of the inactive, intact KP415 molecule were measured after oral administration, which may contribute to the early d-MPH levels and the ER profile of KP415-derived d-MPH. Both treatments were generally well-tolerated and there were no serious adverse events.

Data from the study indicated that KP415 demonstrated PK properties that produce earlier d-MPH exposure followed by a slower extended release of d-MPH relative to the comparator, Concerta.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features, characteristics, development timeline and potential submission of an NDA for KP415. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: the Company's financial resources and whether they will be sufficient to meet the Company's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by the Company's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; obligations to third parties regarding the potential commercialization or sale of KP415; and the FDA approval process, including without limitation any timelines for related approval. The Company's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release titled “KemPharm’s KP415, An Investigational Prodrug of D-Methylphenidate, Completes Phase 1 Proof-of-Concept Trial for the Treatment of ADHD” dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: December 14, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “KemPharm’s KP415, An Investigational Prodrug of D-Methylphenidate, Completes Phase 1 Proof-of-Concept Trial for the Treatment of ADHD” dated December 14, 2016.